UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 8-K filed with the Securities and Exchange Commission on August 3, 2012, involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends:

On August 30, 2012, we granted 2,000,000 shares of our common stock at a price of $0.04 per share to an unrelated third-party as payment for $80,000 of services.

On August 28, 2012, we granted three separate warrants to purchase a total of 3,000,000 shares of our common stock to one unrelated third-party as payment for services. These warrants vest immediately and have an exercise price of $0.02 per share, and an expiration date of August 28, 2017.

On various dates between August 9, 2012 and August 28, 2012, we entered into four different Convertible Promissory Notes (the "Notes") with four different unrelated third-parties for principal amounts totaling $350,000. The Notes have the option to be converted into a total of 17,500,000 shares of our common stock. These Notes bear interest at a rate of 6% per annum payable in cash or shares of common stock or a combination of cash and shares of common stock at the option of the Company.

On August 28, 2012, we granted a vendor 375,000 shares of our common stock at a price of $0.04 per share as a reduction in accounts payable.

On August 13, 2012, we granted a warrant to purchase a total of 1,000,000 shares of our common stock to an unrelated third-party. This warrant vests immediately, has an exercise price of $0.02 per share, and an expiration date of August 13, 2017.

On August 13, 2012, we granted two separate warrants to purchase 1,000,000 shares of our common stock each to two unrelated third-parties as payment for services. These warrants had an exercise price of $0.02 and $0.06 per share respectively, and an expiration date of August 13, 2014. These warrants vest only when certain conditions are met.

On August 9, 2012, we granted a vendor 200,000 shares of our common stock at a price of $0.05 per share as a reduction in accounts payable.

On August 2 and August 15, 2012, we granted a vendor a total of 2,200,000 shares of our common stock at a price of $0.04 per share as a reduction in accounts payable.

On August 2, 2012, we granted a vendor 750,000 shares of our common stock at a price of $0.06 per share for past and future services rendered.

On July 31, 2012, we granted an employee 125,000 shares of our common stock at a price of $0.04 per share for services rendered.

We generally used the proceeds of the foregoing sales of securities for repayment of indebtedness, working capital and other general corporate purposes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
August 31, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer